As filed with the Securities and Exchange Commission on August 10, 2015

Registration No. 333-184378

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Mobile Games and Entertainment Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Block A, 15/F Huajian Building

233 Tianfu Road, Tianhe District

Guangzhou, PRC

(86) 20 8561 3455

(Address of registrant’s principal executive offices and zip code)

China Mobile Games and Entertainment Group Limited Share Option Scheme

(Full Title of the Plan)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 10036-8401

(Name and address of agent for service)

800-927-9801

(Telephone number, including area code, of agent for service))

Copies to:

David T. Zhang, Esq.

Benjamin Su, Esq.

Kirkland & Ellis International LLP

26th Floor, Gloucester Tower

The Landmark, 15 Queen’s Road Central

Hong Kong

(852) 3761 3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

China Mobile Games and Entertainment Group Limited (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister all unsold securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2012, File No. 333-184378 (the “Registration Statement”), with respect to Class A ordinary shares of the Registrant, par value $0.001 per share (the “Ordinary Shares”), thereby registered for offer or sale pursuant to the Registrant’s Share Option Scheme (the “Share Option Scheme”). A total of 56,294,567 Ordinary Shares were registered for issuance under the Registration Statement.

Pegasus Investment Holdings Limited, Pegasus Merger Sub Limited (“Merger Sub”) and the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) on June 9, 2015. On August 10, 2015, the Registrant and Merger Sub filed a plan of merger with the Cayman Islands Companies Registrar which was registered by the Registrar as of August 10, 2015 (the “Effective Time”), pursuant to which Merger Sub was merged with and into the Registrant, with the Registrant continuing as the surviving corporation (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. The Registrant hereby removes from registration, by means of this Post-Effective Amendment, all of its securities registered under the Registration Statement that remained unsold or unissued as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on August 10, 2015.

China Mobile Games and Entertainment Group Limited

By:	/s/ Ken Jian Xiao
	Name:	Ken Jian Xiao
	Title:	Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 10, 2015.

Signature	Title

/s/ Ken Jian Xiao	Director and Chief Executive Officer
Name: Ken Jian Xiao

/s/ Hendrick Sin	Director and Acting Chief Financial Officer
Name: Hendrick Sin

/s/ Yongchao Wang	Director
Name: Yongchao Wang

/s/ Bo Chen	Director
Name: Bo Chen

/s/ Yuntao Ma	Director
Name: Yuntao Ma

/s/ Jia Chen	Director
Name: Jia Chen

/s/ Liang Tian	Director
Name: Liang Tian

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant has signed this registration statement or amendment thereto in New York on August 10, 2015.

By:	/s/ Giselle Manon
	Name:	Giselle Manon (Service of Process Officer) on behalf of Law Debenture Corporate Services Inc.